Exhibit 4.4

FORM OF FACE OF NOTE

THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

THIS NOTE WILL BE ISSUED WITH ORIGINAL ISSUE DISCOUNT. TO OBTAIN THE “ISSUE PRICE”, “ISSUE DATE”, “YIELD TO MATURITY”, “COMPARABLE YIELD” AND “PROJECTED PAYMENT” SCHEDULE FOR THE NOTES REQUIRED PURSUANT TO SECTION 1.1275-3(B) OF THE TREASURY REGULATIONS, CONTACT THE SENIOR DIRECTOR, FINANCE OF PROTALIX BIOTHERAPEUTICS, INC. AT THE ADDRESS SET FORTH IN SECTION 12.08 OF THE INDENTURE.

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Protalix BioTherapeutics, Inc.

4.50% Convertible Senior Notes due 2022

No.: 1

CUSIP: 74365AAG6

Principal

Amount:	$8.55 million as revised by the Schedule of Increases and Decreases in the Global Note attached hereto

Protalix BioTherapeutics, Inc., a Delaware corporation (the “Company”), promises to pay to Cede & Co. or registered assigns the principal amount of eight million five hundred and fifty five thousand dollars as revised by the Schedule of Increases and Decreases in the Global Note attached hereto, on February 15, 2022 (the “Maturity Date”).

Interest Payment Dates: February 15 and August 15.

Regular Record Dates: February 1 and August 1.

Additional provisions of this Security are set forth on the other side of this Note.

IN WITNESS WHEREOF, Protalix BioTherapeutics, Inc. has caused this instrument to be signed manually or by facsimile by one of its duly authorized Officers.

Protalix BioTherapeutics, Inc.
By:	/s/ Yossi Maimon
Name: Yossi Maimon
Title: Chief Financial Officer

This is one of the Notes referred to in the within-mentioned Indenture.

Dated:

The Bank of New York Mellon Trust Company, N.A., as Trustee
By:	/s/ Leslie Lockhart
Authorized Signatory

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FORM OF REVERSE OF NOTE

Protalix BioTherapeutics, Inc.

4.50% Convertible Senior Notes due 2022

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”) issued under the Indenture dated as of July 25, 2017, between the Company and the Bank of New York Mellon Trust Company, N.A., herein called the “Trustee,” and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

This Note does not benefit from a sinking fund. This Note shall be redeemable at the Company’s option in accordance with Section 10 of the Indenture. If the Daily VWAP, for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the Trading Day immediately preceding the date of the Redemption Notice, equals or exceeds the Trigger Price as specified in Section 10.01(a) of the Indenture, the Company may redeem for cash all or portions of the Notes at a Redemption Price specified in Section 10.02 of the Indenture, subject to Article X of the Indenture.

As provided in and subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change, the Holder of this Note will have the right, at such Holder’s option, to require the Company to purchase this Note, or any portion of this Note such that the principal amount of this Note that is not purchased equals $1,000 or an integral multiple of $1,000, on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price for such Fundamental Change Purchase Date.

As provided in and subject to the provisions of the Indenture, the Holder hereof has the right, at any time prior to the Close of Business on the Business Day immediately preceding the Maturity Date, to convert this Note or a portion of this Note, such that the principal amount of this Note converted equals $1,000 or an integral multiple of $1,000, into a number of shares of Common Stock, or cash or a combination thereof, as applicable, determined in accordance with Article IV of the Indenture and subject to adjustment as set forth therein.

As provided in and subject to the provisions of the Indenture, the Company will make all payments in respect of the Fundamental Change Purchase Price for, the Redemption Price for and the principal amount of this Note to the Holder that surrenders this Note to the Paying Agent to collect such payments in respect of this Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding.

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The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Note, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity or security reasonably satisfactory to it, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity or security, and it shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request.

The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of the principal hereof, premium, if any, or interest hereon, the Fundamental Change Purchase Price or the Redemption Price with respect to the amount of cash, the number of shares of Common Stock or the combination thereof, as the case may be, due upon conversion of this Note or after the respective due dates expressed in the Indenture.

No reference herein to the Indenture, and no provision of this Note or of the Indenture, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal of (including the Fundamental Change Purchase Price and the Redemption Price), premium, interest on, the amount of cash, a number of shares of Common Stock or a combination of cash and shares of Common Stock, if any, as the case may be, due upon conversion of, this Note at the time, place and rate, and in the coin and currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer to the Trustee, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon a new Note of this series and of like tenor for the same aggregate principal amount will be issued to the designated transferee.

The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

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Subject to the rights of the Holders as of the Regular Record Date to receive interest on the related Interest Payment Date, prior to due presentment of this Note for registration of transfer, the Company, the Trustee, the Agents and any of their respective agents may treat the Person in whose name the Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee, the Agents nor any agents shall be affected by notice to the contrary.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

Upon the issuance of any new Note, the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including fees and expenses of the Trustee) connected therewith.

All defined terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture. If any provision of this Note limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

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[FORM OF NOTICE OF CONVERSION]

To: Protalix BioTherapeutics, Inc.

The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or a portion hereof (which is such that the principal amount of the portion of this Note that will not be converted equals $1,000 or an integral multiple of $1,000 in excess thereof) below designated, into a number of shares of Common Stock or cash or a combination thereof, as applicable, in accordance with the terms of the Indenture referred to in this Note, and it directs that any cash payable and any shares of Common Stock issuable and deliverable upon conversion, together with any Notes representing any unconverted principal amount hereof, be paid and/or issued and/or delivered, as the case may be, to the registered Holder hereof unless a different name is indicated below.

If any shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect to such issuance and transfer as set forth in the Indenture.

Principal amount to be converted (if less than all):

$_______

Dated: ________

Signature(s)
(Sign exactly as your name appears on the other side of this Note)
Signature Guarantee
(Signature(s) must be guaranteed by an institution that is a member of one of the following recognized signature Guarantee Programs:
(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); and (iii) another guarantee program acceptable to the Trustee.)

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Fill in if a check is to be issued, or shares of Common Stock or Notes are to be registered, otherwise than to or in the name of the registered Holder.

(Name)

(Address)

Please print name and address
(including zip code)

(Social Security or other Taxpayer
Identifying Number)

Dated: ________

Signature(s)
(Sign exactly as such Person’s name appears above)

Signature Guarantee
(Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:
(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) another guarantee program acceptable to the Trustee.)

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FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

The Bank of New York Mellon Trust Company, N.A., as Paying Agent
10161 Centurion Parkway North, 2nd Floor, Jacksonville, Florida 32256

Attention: Corporate Trust

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Protalix BioTherapeutics, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the Holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is equal to $1,000 principal amount or an integral multiple of $1,000 in excess thereof) below designated, and (2) if such Fundamental Change Purchase Date does not occur during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date.

Principal amount to be repaid (if less than all): $ ,000

CUSIP/ISIN:

Signature Guaranteed

Participant in a Recognized Signature

Guarantee Medallion Program

By:
Authorized Signatory

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FORM OF ASSIGNMENT AND TRANSFER

For value received, __________ hereby sell(s), assign(s) and transfer(s) unto __________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note and hereby irrevocably constitutes and appoints __________ to transfer the said Note on the books of the Company with full power of substitution in the premises.

Dated: __________________

________________________

________________________

Signature(s)

(Sign exactly as your name appears on the other side of this Note)

________________________

Signature Guarantee (Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) another guarantee program acceptable to the Trustee)

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SCHEDULE OF INCREASES AND DECREASES IN THE GLOBAL NOTE
Initial Principal Amount of Global Note:

Date	Amount of Increase in Principal Amount of Global Note	Amount of Decrease in Principal Amount of Global Note	Principal Amount of Global Note After Increase or Decrease	Notation by Registrar, Note Custodian or authorized signatory of Trustee

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